SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

Check  the  appropriate  box:

/  /     Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

/X/     Definitive Information Statement

                          PERMA-TUNE ELECTRONICS, INC.
                          ----------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required

/ /     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title  of  each  class  of  securities  to  which  transaction  applies:

(2)  Aggregate  number  of  securities  to  which  transaction  applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed  maximum  aggregate  value  of  transaction:

(5)  Total  fee  paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount  Previously  Paid:
(2)  Form,  Schedule  or  Registration  Statement  No.:
(3)  Filing  Party:
(4)  Date  Filed:

                          PERMA-TUNE ELECTRONICS, INC.
                              200 Trade Zone Drive
                           Ronkonkoma, New York 11779

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To be held on November 21, 2003


To  the  stockholders  of  Perma-Tune  Electronics,  Inc.:

     Notice is hereby given that an annual meeting of stockholders of Perma-Tune Electronics, Inc. (the "Company") will be held on November 21, 2003 at 10:00 a.m. at 200 Trade Zone Drive, Ronkonkoma, New York 11779 for the following purposes:

1. Election of up to two Directors. The election of Peter Mergenthaler and Paul Cervino.
2. Approval of plan of merger and name change. The Board of Directors recommends approval of a Plan of Merger (the "Plan") whereby the Company will change its domicile from Texas to Nevada by merging into Trans Max Technologies, Inc. ("Trans Max"), a Nevada corporation and wholly-owned, direct subsidiary of the Company. As a result of the transactions contemplated by the Plan, shareholders of the common stock of the Company will automatically receive two (2) shares of newly issued common stock of Trans Max in place of one (1) share of common stock of the Company. As a result of the Plan of Merger, the Company will also change its name to Trans Max Technologies, Inc. Immediately following the effective date of the Plan of Merger, the Company's shareholders will own the identical percentage of the issued and outstanding shares of Trans Max as it owned in the Company.
3. Ratification of the Appointment of Ham, Langston & Brezina, LLP of Houston, Texas as the corporation's independent auditors for fiscal year 2003.
4. To transact such other business as may properly come before the annual meeting.

Common stockholders of record on the close of business on October 14, 2003 are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person.


                                      By  Order  of  the  Board  of  Directors,


                                     /s/  Peter  Mergenthaler
                                     ------------------------
                                     Peter  Mergenthaler
                                     Chief  Executive  Officer  and  Director

October  27,  2003

                          PERMA-TUNE ELECTRONICS, INC.
                              200 Trade Zone Drive
                           Ronkonkoma, New York 11779


                              INFORMATION STATEMENT
                                October 27, 2003


     This Information Statement is furnished by the Board of Directors of Perma-Tune Electronics, Inc. (the "Company" or "Perma-Tune") to provide notice of an annual meeting of stockholders of Perma-Tune which will be held on November 21, 2003.

     The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on October 14, 2003 (the "Record Date"). This Information Statement will be first mailed on or about October 27, 2003 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 17,667,705 shares of the Company's Common Stock. The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

The presence at the annual meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this Information Statement.

Directors are required to be elected by a plurality of the votes cast at the annual meeting. Each of the other matters scheduled to come before the annual meeting requires the approval of a majority of the votes cast at the annual meeting. Messrs. Colonel Robert Fyn, Murray H. Stark, Garth S. Bailey and Peter Mergenthaler (the "Majority Shareholders") own an aggregate 15,177,300 shares, or 85.9% of our Common Stock, and will be able to approve the matters presented in this Information Statement. The Company is not soliciting your vote as the Majority Shareholders already have the vote in hand.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   PROPOSAL 1
                        THE ELECTION OF UP TO 2 DIRECTORS

     Two directors are to be elected to serve until the next annual meeting of the shareholders and until their successors are elected and shall have qualified. The Board of Directors has nominated Peter Mergenthaler and Paul Cervino to serve as directors (the "Nominees," or individually the "Nominee"). Mr. Mergenthaler is currently serving as Director and the Chief Executive Officer ("CEO") of the Company. Mr. Cervino is currently serving as the Chief Financial Officer ("CFO") of the Company. The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

     The following biographical information is furnished with respect to each of the Nominees. The information includes the individual's present position with the Company, period served as a director, and other business experience during the past five years.

DIRECTORS

     Peter Mergenthaler, age 63, has served as Chief Executive Officer, Secretary and Director of the Company since July 21, 2003. Prior to serving the Company, Mr. Mergenthaler served as a consultant for HMS Financial, a private financing company. Mr. Mergenthaler has served as a consultant to various companies throughout his career. Mr. Mergenthaler served as a partner and general principal of Gallant Securities, Inc. for approximately seven years. Mr. Mergenthaler filed a petition in bankruptcy under Chapter 13 of the Bankruptcy Code on separate occasions, April 26, 1999, March 8, 2000 and June 19, 2002 (collectively referred to as the "Petitions"). The Petitions were subsequently dismissed on May 27, 1999, March 28, 2000, and November 15, 2002, respectively. The Pennsylvania Securities Commission issued an Order to Cease and Desist against Mr. Mergenthaler, to halt the offer and sale of unregistered securities in Pennsylvania.

     Paul M. Cervino, age 49, has served as Chief Financial Officer and Director of the Company since August 1, 2003. From January 1996 to July 2003, Mr. Cervino was employed by Allied Devices Corporation where he served in the Various capacities of President, Chief Operating Officer and Chief Financial Officer. Prior to 1996, he was employed by Sotheby's Holdings, Inc., an international art auction house. From 1992 to 1995, he was a member of the European Board of Directors and Chief Financial Officer of Sotheby's Europe and Asia, operating in London. From 1985 to 1992, he was a Director and Chief Financial and Administrative Officer of Sotheby's North America. From 1976 to 1985, he worked for Sotheby's in various other financial capacities. Mr. Cervino received a B.S. in Accounting from St. John's University and an M.B.A. in Finance from Pace University.

     All directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file on a timely basis during fiscal 2002. Based on stockholder filings with the SEC, Colonel Robert E. Fyn, Marray H. Stark, and Garth S. Bailey along with Messrs. Mergenthaler and Cervino are subject to Section 16(a) filing requirements.

ATTENDANCE OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2002, the Board of Directors did not hold a meeting in person. All of the Directors of the Board of Directors executed three (3) Consent to Action Without Meeting of Board of Directors. We have no standing audit, nominating, compensation committee, or any other committees of the Board of Directors and therefore there were no committee meetings.

EXECUTIVE COMPENSATION

     Compensation paid to Officers and Directors is set forth in the Summary Compensation Table below. The Company may reimburse its Officers and Directors for any and all out-of-pocket expenses incurred relating to the business of the Company.


                                 SUMMARY COMPENSATION TABLE


Name and Position                         Fiscal Year                     Salary (1)
------------------------              ---------------                     -----------
Peter Mergenthaler,                         2003                         $     42,000
Chief Executive Officer and
Director

Paul M. Cervino,                            2003                          $    52,083
Chief Financial Officer

Lonnie Lenarduzzi, former President,        2003                          $    45,000
Chief Executive Officer and                 2002                          $    45,500
Director                                    2001                          $    45,800
                                            2000                          $    51,048



(1)     The  Company  anticipates  that  the amount listed for fiscal year 2003 for each officer and director  or  former  officer  and  director  will  be their compensation for the fiscal year ending
December  31,  2003.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

     The following table sets forth information as of October 14, 2003, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:


Name and Address of                    Shares Owned             % of Class
Beneficial Owner                       Beneficially(1)              Owned
-------------------                   ---------------           -----------
    Robert E. Fyn                         5,312,055                 30.0%
   115 6th Street NW
    Lynden, Alberta, Canada
    T0M 1J0

    Murray H. Stark                       5,312,055                 30.0%
   115 6th Street NW
    Lynden, Alberta, Canada
    T0M 1J0

    Garth S. Bailey                       2,276,595                 12.9%
    23960 Madison Street
    Torrance, California 90505

    Peter Mergenthaler                    2,276,595                 12.9%
    200 Trade Zone Drive
    Ronkonkoma, New York 11779

    Paul M. Cervino                          20,834                  *
    200 Trade Zone Drive
    Ronkonkoma, New York 11779

    Lonnie Lenarduzzi                     1,597,848(2)               9.0%
    3 Grace Court
    Center Moriches, New York 11934

    Linda Decker                          1,597,848(2)               9.0%
    3 Grace Court
    Center Moriches, New York 11934

    All Officers and Directors
    as a Group (currently 2 persons)        2,297,429                13.0%
     ------------
     *Less than 1%


    (1)  The  number  of  shares  of  common  stock  owned  are those  "beneficially owned" as  determined  under the rules of the
Securities  and  Exchange  Commission,  including  any  shares  of  common stock as to which a person has sole or shared voting or investment  power and any shares of common stock which the person has the right to acquire  within 60 days through the exercise of any option,  warrant or right.  As of October 14, 2003, there were 17,667,705 shares of common stock outstanding.  As of such date there  were  137,100  outstanding  warrants to  purchase  shares of common stock, exercisable until December 31, 2003 at $2.00 per share.

    (2)  Lonnie  Lenarduzzi  and Linda  Decker  hold 1,566,600 of these shares as tenants in common. They are husband and wife and are  both  former  Directors  of  the  Company.


CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     Lonnie Lenarduzzi entered into a Licensing Agreement to license to the Company all technology developed by him for $1,000 per year. The Licensing Agreement was entered into on November 30, 1996 and has a term of 25 years, extending to November 30, 2021.

                                   PROPOSAL 2
                           APPROVAL OF PLAN OF MERGER


     The Board of Directors recommends approval of the Plan of Merger between the Company and Trans Max Technologies, Inc., a Nevada corporation ("Trans Max"), (hereinafter the "Plan" ), whereby the Company will change its domicile from Texas to Nevada by merging into Trans Max; thus, redomiciling from Texas to Nevada. The Plan qualifies under Article 5.04 of the Texas Business Corporation Act and Section 92A.110 of the Nevada Revised Statutes and constitutes a so-called "Type A" reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code. The Plan of Merger will be substantially in the form attached hereto as Appendix A.

     As a result of the transactions contemplated by the Plan, the Company will in effect undergo a 2:1 forward stock split whereby the shareholders of the common stock of the Company will automatically receive two (2) shares of newly issued common stock of Trans Max in place of one (1) share of common stock of the Company. In addition, the Company will change its name to Trans Max Technologies, Inc. Trans Max is authorized to issue shares of its preferred stock, as discussed below, whereas the Company is not authorized to issue shares of preferred stock. Immediately following the effective date of the Plan, the Company's shareholders will own the identical percentage of the issued and outstanding shares of Trans Max as they owned in the Company and the Company will cease to exist. Despite certain differences in the corporate legal system in Texas and Nevada, your rights as a shareholder in Trans Max will be substantially the same as your rights as holders in the Company.

                 QUESTIONS AND ANSWERS ABOUT THE PLAN OF MERGER

WHAT ARE THE MAJORITY SHAREHOLDERS BEING ASKED TO VOTE ON?

     The Majority Shareholders are being asked to vote in favor of a Plan of Merger by which the Company will merge into Trans Max Technologies, Inc. , a Nevada corporation. You will automatically receive twice the number of shares of Trans Max common stock in place of your shares of the Company's common stock.

WHAT ARE THE BENEFITS TO THE COMPANY OF COMPLETING THE MERGER AND RELATED TRANSACTIONS?

     We believe that the Plan of Merger and related transactions (both of which are hereinafter collectively referred to as the "Plan of Merger" or the "Plan") will enable us to realize a variety of potential business, financial and strategic benefits, including, but not limited to, some or all of the following:

-     more effective management and control of operations;
-     reduction of our effective state and local income tax rate; and
- enhanced flexibility in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire other companies or their businesses or assets or to establish strategic relationships with corporate partners.

WILL THE PLAN OF MERGER AND RELATED TRANSACTIONS DILUTE MY OWNERSHIP INTEREST?

     No. The Plan of Merger will not dilute your ownership interest in common stock. Immediately after the Plan of Merger is completed, you will own the same percentage of Trans Max common stock as you own of Company common stock immediately prior to the completion of the Plan.

     Trans Max, however, is authorized to issue shares of its preferred stock, as discussed in more detail below, that may be issued with voting power or other special rights which take preference over similar rights of the shares of common stock held by you. At this time, we cannot predict with reasonable certainty whether any shares of preferred stock of Trans Max will be issued or, if issued, what the rights with respect thereto may be.

WILL THE COMPANY'S SHAREHOLDERS BE TAXED AS A RESULT OF THE PLAN OF MERGER?

     For U.S. federal income tax purposes, shareholders who are U.S. persons will not recognize gain or loss as a result of the merger between the Company and Trans Max. Furthermore, the Company will not incur U.S. federal income tax as a result of the Plan of Merger. We are not requesting any ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences to you or the Company as a result of the Plan of Merger.

     WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

WHEN  DO  YOU  EXPECT  TO  COMPLETE  THE  MERGER?

     We hope to complete the Plan of Merger shortly after the annual meeting of the Company's shareholders, assuming that it is approved by the shareholders at that meeting.

WILL  THE  PROPOSAL  AFFECT  CURRENT  OPERATIONS?  WHAT  ABOUT  THE  FUTURE?

     The Plan of Merger should have no material impact on how we conduct day-to-day operations. The location of future operations will depend, as it does now, on the needs of the business, independent of our legal domicile.

WHAT  VOTE  IS  REQUIRED  TO  APPROVE  THE  PLAN  OF  MERGER?

     In order to have a quorum, the holders of record of the shares entitled to cast a majority of the Company votes must be represented in person or by proxy at the annual meeting. The affirmative vote of at least a majority of the votes cast by holders of shares present in person or represented by proxy at the annual meeting and entitled to vote as of the record date on the Plan of Merger is required to approve the Plan.

     The Majority Shareholders own an aggregate of 15,177,300 shares, or 85.9% of our Common Stock, and will be able to approve the Plan of Merger. The Company is not soliciting your vote as the Majority Shareholders already have the vote in hand.

                              RELATED TRANSACTIONS

CHANGE  OF  NAME  TO  TRANS  MAX TECHNOLOGIES, INC. AND CONTINUATION OF BUSINESS

     As a result of the Plan of Merger, the Company will change its name to Trans Max Technologies, Inc. with respect to all of its property and obligations. Immediately after the Plan of Merger becomes effective, Trans Max will be subject to all rights, title, and interest to all property owned by the Company subject to any existing liens or other encumbrances on the property. Trans Max will also be subject to all debts and obligations of the Company as the primary obligor, and only Trans Max will be liable for the debt or obligation. The Company will cease to exist. The Articles of Incorporation and the Bylaws of Trans Max will continue in full force until further altered, amended, or repealed as provided by law or in the Bylaws, respectively. Trans Max will continue to conduct business with the assets of both parties to the Plan of Merger as these corporations conducted business immediately prior to the merger.

CAPITALIZATION

     The Company has an authorized capitalization of 50,000,000 shares, consisting on October 14, 2003, of 50,000,000 shares of common stock, no par value per share, of which 17,667,705 shares are validly issued, outstanding, and fully paid, and no shares of preferred stock.

     Trans Max has an authorized capitalization of 210,000,000 shares, consisting on October 14, 2003, of 200,000,000 shares of common stock, $.001 par value per share, of which one (1) share is validly issued, outstanding, and fully paid, and 10,000,000 shares of preferred stock, $.001 par value per share, of which no shares have been issued.

     After the effective date of the Plan, Trans Max will have a total of 210,000,000 shares of authorized stock, which are divided into 200,000,000 shares of common stock, $.001 par value per share and 10,000,000 shares of preferred stock, $.001 par value per share. After the effective date, the Company will have 35,335,410 shares of common stock issued and outstanding, which amount takes into account cancellation of one (1) share of common stock of Trans Max owned by the Company, and no shares of preferred stock.

EFFECTIVE INCREASE IN  AUTHORIZED  SHARES

     As a result of the Plan of Merger, the Company will in effect undergo an increase in the number of authorized shares of common stock and authorization of preferred stock. Trans Max will have a total of 210,000,000 shares of authorized stock, consisting of 200,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share, whereas the Company only has 50,000,000 shares of authorized stock, consisting of 50,000,000 shares of common stock, no par value per share and no shares of preferred stock. The principal purpose for the additional shares of common and the authorization of preferred stock is to enhance flexibility in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire other companies or their businesses or assets or to establish strategic relationships with corporate partners.

     The increase in authorized common stock will not have any immediate effect on your rights. The Board of Directors has no present agreement or arrangement to issue any of the shares of common stock for which approval is sought. If the Plan of Merger is approved, however, the Board will have the authority to issue the newly authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. As such, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock or securities convertible into common stock, except as may be required by applicable law.

     The authorization of preferred stock may have an immediate effect on your rights. The Board of Directors anticipates that it will authorize the issuance of shares of preferred stock of Trans Max in a specific class or series. The Board of Directors of the Company may issue shares of preferred stock of Trans Max from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by resolution of the Board of Directors prior to the issuance of any shares thereof. The preferred stock may have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The shares of preferred stock may have voting power or other special rights, including the right to receive dividends, which take preference over similar rights of the shares of common stock held by the existing stockholders. Although the Board of Directors anticipates that it may issue shares of preferred stock of Trans Max in connection with the Plan of Merger, it cannot estimate with reasonable certainty the number of shares, if any, that may be issued or the rights with respect thereto.

CURRENT  BOARD  OF  DIRECTORS  AND  OFFICERS  OF  THE  COMPANY

     The current Board of Directors of the Company will serve as the Board of Directors of Trans Max until the next annual meeting or until their successors have been elected and qualified. The present executive and administrative officers of the Company will become the officers of Trans Max until the Board of Directors of Trans Max determines otherwise.

VOTE  REQUIRED  AND  BOARD  OF  DIRECTORS'  RECOMMENDATION

     The affirmative vote of a majority of all outstanding shares of common stock of the Company is required for approval of this proposal. The Majority Shareholders own an aggregate 15,177,300 shares, or 85.9% of our Common Stock, and will be able to approve this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN OF MERGER.

                                   PROPOSAL 3
         RATIFICATION OF THE APPOINTMENT OF HAM, LANGSTON & BREZINA, LLP
                      AS THE COMPANY'S INDEPENDENT AUDITORS

     The  Board  of  Directors  has  selected  Ham,  Langston  & Brezina, LLP of
Houston, Texas ("Ham, Langston & Brezina"), as independent auditors for the Company for fiscal year 2003 and recommends that the shareholders vote for ratification of such appointment. Ham, Langston & Brezina has served as the Company's independent auditors since May 6, 2003.

     The Company does not anticipate a representative from Ham, Langston & Brezina to be present at the annual shareholders meeting. In the event that a representative of Ham, Langston & Brezina is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

     For the fiscal year ended December 31, 2002 and 2001, the firm of Malone & Bailey, PLLC ("Malone & Bailey") served as the Company's auditors. Effective May 6, 2003, the Board of Directors of the Company approved a change of accountants. On May 6, 2003, management of the Company dismissed Malone & Bailey and engaged Ham, Langston & Brezina as its independent public accountants to review its financial statements for the fiscal year ended December 31, 2003. At no time had the Company previously consulted Ham, Langston & Brezina regarding any accounting matters. This change is being made to contain the Company's costs associated with accounting services and in an effort to get more responsive service.

     During the period of engagement of Malone & Bailey, there were no disagreements between the Company and Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of Malone & Bailey) would have caused Malone & Bailey to make reference in connection with their report to the subject matter of the disagreements. The accountants' report on the financial statements of the Company for the fiscal years ended December 31, 2001, and 2002 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles, except to express doubt as to the Company's ability to continue as a going concern.

     The Company requested Malone & Bailey to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Malone & Bailey agrees with the above statements, which letter was attached to the filing filed on Form 8-K on May 8, 2003.

AUDIT  FEES

     The aggregate fees billed by Ham, Langston & Brezina, LLP for professional services rendered for the review of the Company's financial statements for the first, second and third quarters of 2003, of which the Company included the first quarter financial statements in its Quarterly Financial Report on Form 10-QSB for March 31, 2003, were $6,000. The aggregate fees billed by Malone &
Bailey for audit services for fiscal years ended December 31, 2002 and 2001, were $20,400. The aggregate fees billed by Malone & Bailey for professional services related to reviews of Forms 10QSB for the fiscal year ended December 2002 were $6,600.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

     Ham, Langston & Brezina and Malone & Bailey did not render any professional services to the Company for financial information systems design and implementation, as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, during the year ended December 31, 2002. Neither Ham, Langston & Brezina nor Malone Bailey has rendered any such services as of June 30, 2003.

ALL  OTHER  FEES

     There  were  no  fees  billed  by  Ham, Langston & Brezina, LLP or Malone &
Bailey,  PLLC  other  than  those  fees  discussed  in  Audit  Fees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF HAM, LANGSTON & BREZINA, LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

OTHER  MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others.

                                  BY  ORDER  OF  THE  BOARD  OF  DIRECTORS


                                 /s/  Peter  Mergenthaler
                                 ------------------------
                                 Peter Mergenthaler, Chief Executive Officer and Director

October  27,  2003

                                   APPENDIX A


                               PLAN OF MERGER FOR
                        TRANS MAX TECHNOLOGIES, INC. AND
                          PERMA-TUNE ELECTRONICS, INC.

     THIS PLAN OF MERGER ("Plan'') is entered into on November __, 2003 by Perma-Tune Electronics, Inc. ("Acquired Corporation"), a corporation incorporated under the laws of Texas and Trans Max Technologies, Inc. ("Surviving Corporation"), a corporation incorporated under the laws of Nevada.

                                    ARTICLE 1

                                 PLAN OF MERGER

ADOPTION OF PLAN

     1.01. A plan of merger of Acquired Corporation and Surviving Corporation under the provisions of Article 5.04 of the Texas Business Corporation Act, Nevada Revised Statutes Section NRS 92A.110 and Section 368(a)(1)(A) of the Internal Revenue Code is adopted as follows:

(a) On the effective date of the merger as set forth in Article 1.02 of the Plan of Merger, Acquired Corporation will be merged into Surviving Corporation, to do business and be governed by the laws of Nevada.

(b)  Surviving  Corporation's  name  will  be:  Trans  Max  Technologies,  Inc.

(c) When this Plan becomes effective, the existence of Acquired Corporation as a distinct entity will cease. At that time, Surviving Corporation will succeed to all the rights, title, and interests to all property owned by Acquired
Corporation, without reversion or impairment, without any further act, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances on the property. Surviving Corporation also will be subject to all the debts and obligations of Acquired Corporation as the primary obligor, except as otherwise provided by law or contract, and only Surviving Corporation will be liable for the debt or obligation.

(d) Surviving Corporation will carry on business with the assets of the parties to the merger, as these corporations existed immediately prior to the merger.

(e) The shareholders of Acquired Corporation will surrender all of their shares or other securities in the manner set forth in this Plan.

(f) In exchange for the shares of Acquired Corporation surrendered by its shareholders, Surviving Corporation will issue and transfer to those shareholders, on the basis set forth in this Plan, shares of its common stock or other securities.

(g) Prior to the Plan, Surviving Corporation is a wholly owned subsidiary of Acquired Corporation.

EFFECTIVE  DATE

     1.02. The effective date of the merger ("Effective Date"), will be the date when a certificate of merger is issued by the Secretary of State of the State of Nevada.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

ACQUIRED CORPORATION

     2.01. As a material inducement to Surviving Corporation to execute this Plan and perform its obligations under this Plan, Acquired Corporation represents and warrants to Surviving Corporation as follows:

(a) Acquired Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Texas, with corporate power and authority to own, lease, and operate property and carry on its business as it is now being conducted. A copy of the certificate of incorporation and the bylaws of Acquired Corporation, including all amendments, effective as of the date of this Plan, have been delivered to Surviving Corporation, and are complete and correct.

(b) Acquired Corporation has an authorized capitalization of 50,000,000 shares, consisting on the date immediately prior to the effective date of this Plan of 50,000,000 shares of common stock, $.001 par value per share, of which 17,667,705 shares are validly issued, outstanding, and fully paid, and no shares of preferred stock.

(c) Acquired Corporation has furnished Surviving Corporation with Acquired Corporation's audited balance sheet as of September 30, 2002 (the "Balance Sheet Date") and the related audited statement of income for the year ended September 30, 2002 as well as the unaudited financial statements for the three and six months ending June 30, 2003. The financial statements referred to in this subparagraph (c):

(i)  Are  in  accordance  with  the  books  and records of Acquired Corporation;

(ii) Fairly represent the financial condition of the Acquired Corporation as of the described dates and the results of its operations as of and for the periods specified; and

(iii) Contain and reflect, (A) reserves for all liabilities, and costs in excess of expected receipts and (B) all discounts and refunds in respect of service and products already rendered or sold that are reasonably anticipated and based on events or circumstances in existence or likely to occur in the future with respect to any of Acquired Corporation's contracts or commitments.

(iv) Specifically, but not by way of limitation, the Balance Sheet all of the debts, liabilities, and obligations of any nature, whether absolute, accrued, or contingent, of Acquired Corporation at the Balance Sheet Date, including appropriate reserves for all taxes due at such date but not yet payable.

     (d)  All  required  federal,  state,  and  local  tax  returns  of Acquired
Corporation have been accurately prepared and timely filed, and Acquired Corporation has paid all federal, state, and local taxes required to be paid with respect to the periods covered by such returns. Acquired Corporation has not been delinquent in the payment of any tax, assessment, or governmental charge. Acquired Corporation has never had any tax deficiency proposed or assessed against it. Neither the federal income tax returns nor state franchise tax returns of the Acquired Corporation have ever been audited by governmental authorities.

     (e)  Acquired  Corporation  has  the  following  securities  outstanding:
17,667,705 shares of common stock; $_______________ in notes, and no shares of preferred or convertible preferred stock.

     (f) Since the Balance Sheet Date, there has not been any material adverse change in the financial condition, business, and assets or other properties of the Acquired Corporation that alters or impairs its ability to conduct its business, including labor difficulties, market conditions, or any other event of any character.

     (g) To its knowledge, no actions, suits, or other legal proceedings are pending or threatened against Acquired Corporation before or by any federal, state, or municipal court, department, board, bureau, or agency.

SURVIVING  CORPORATION

     2.02. As a material inducement to Acquired Corporation to execute and perform its obligations under this plan, Surviving Corporation represents and warrants to Acquired Corporation as follows:

(a) Surviving Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, with corporate power and authority to own property and carry on its business as it is now being conducted.

(b) Surviving Corporation has an authorized capitalization on the date of this Plan of 210,000,000 shares, consisting on the date of this Plan of 200,000,000 shares of common stock, $.001 par value per share, of which one (1) share is validly issued, outstanding, and fully paid, and 10,000,000 shares of preferred stock, $.001 par value per share, of which no shares have been issued. As of the date of this Plan, one (1) share of the common stock is validly issued and outstanding, fully paid, and nonassessable.

SECURITIES  LAW

     2.03. The parties to the merger warrant to arrange mutually for and manage all necessary procedures under the requirements of federal, Nevada and Texas securities laws and the related supervisory commissions to ensure that this Plan is properly processed to comply with all federal and state registration requirements, or to take full advantage of any lawful and applicable exemptions from registration.

                                    ARTICLE 3

            TERMS, CONDITIONS, AND PROCEDURES PRIOR TO EFFECTIVE DATE

NO  SUBMISSION  TO  SHAREHOLDERS  AND  FILING

     3.01. This Plan will not be submitted for approval separately to the shareholders of the merging parties as shareholder approval is not required.

CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  ACQUIRED  CORPORATION

     3.02. Except as expressly waived in writing by Acquired Corporation, all of the obligations of Acquired Corporation are subject to Surviving Corporation's satisfaction of each of the following conditions on or before the Effective Date:

(a) The representations and warranties made by Surviving Corporation to Acquired Corporation in Article 2 of this Plan will be deemed to have been repeated on the Effective Date and will on that date be true and correct in all material respects. If Surviving Corporation discovers any material error, misstatement, or omission in those representations and warranties on or before the Effective Date, it must report that discovery immediately to Acquired Corporation and must either correct the error, misstatement, or omission or obtain a written waiver from Acquired Corporation.

(b) Surviving Corporation must have performed and complied with all applicable covenants, agreements and conditions required by this Plan on or before the Effective Date.

(c) No action or proceeding by any governmental body or agency must have been threatened, asserted, or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Plan.

(d) All corporate and other proceedings and actions taken in connection with the transactions contemplated and all certificates, opinions, agreements, instruments, and documents must be satisfactory in form and substance to counsel for the Acquired Corporation.

CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  SURVIVING  CORPORATION

     3.03. Except as waived in writing by Surviving Corporation, all of the obligations of Surviving Corporation under this Plan are subject to fulfillment of each of the following conditions on or before the Effective Date,:

(a) The representations and warranties of Acquired Corporation in this Plan and in any document delivered under this Plan are deemed to have been repeated in full on the Effective Date and must on that date be true and correct in all material respects. If Acquired Corporation discovers any material error, misstatement, or omission in those representations and warranties on or before the Effective Date, it must report that discovery immediately to Surviving Corporation and must either correct the error, misstatement, or omission or obtain a written waiver from Surviving Corporation.

(b) Acquired Corporation must have performed and complied with all applicable covenants, agreements and conditions in this Plan on or before the Effective Date.

(c) No action or proceeding by any governmental body or agency will have been threatened, asserted, or instituted to restrain or prohibit the completion of the transactions contemplated by this Plan.

(d) All corporate and other proceedings and actions taken in connection with the transactions contemplated and all certificates, opinions, agreements, instruments, and documents must be satisfactory in form and substance to counsel for the Surviving Corporation.

INTERIM  CONDUCT  OF  BUSINESS;  LIMITATIONS

     3.04. (a) Except as limited by this paragraph 3.04, pending consummation of the merger, each of the parties to the merger will carry on its business in substantially the same manner as prior to the date of this Plan and will use its best efforts to maintain its business organization intact, to retain its present employees, and to maintain its good will in relationships with suppliers and others transacting business with the entity.

     (b) Except with the prior consent in writing of Surviving Corporation, pending consummation of the merger, Acquired Corporation will not enter into any transaction other than those involved in carrying on its ordinary course of business.

EXPENSES

     3.05. (a) If the merger set forth in this Plan is consummated, Surviving Corporation will pay all costs and expenses of the merger.

     (b) If the merger set forth in this Plan is not consummated, each party to this Plan will pay its own costs and expenses incident to the contemplated merger.

                                    ARTICLE 4

                      MANNER AND BASIS OF CONVERTING SHARES

MANNER  OF  CONVERTING  SHARES

     4.01. The holders of shares of Acquired Corporation will surrender their securities to David M. Loev, Attorney at Law promptly after the Effective Date, in exchange for securities of Surviving Corporation to which they are entitled under this Article 4.

BASIS  OF  CONVERTING  SHARES

     4.02. (a) The shareholders of Acquired Corporation will be entitled to receive two (2) shares of common stock of Surviving Corporation, each of $.001 par value, to be distributed on the basis of two (2) shares for each one (1) share of common stock of Acquired Corporation, and preferred shareholders, if any, shall receive two (2) shares of preferred stock of Surviving Corporation, each of $.001 par value to be distributed on the basis of two (2) shares of preferred stock for each one (1) share of preferred stock of Acquired Corporation.

CAPITAL  STRUCTURE  OF  SURVIVING  CORPORATION

     4.03. (a) There is currently one (1) outstanding share of common stock of Surviving Corporation.

          (b) After the Effective Date, Surviving Corporation will have a total of 210,000,000 shares of authorized stock, which are divided into 200,000,000 shares of common stock which are of a par value of $.001 per share and 10,000,000 shares of preferred stock which are of a par value of $.001 per share. After the Effective Date, Surviving Corporation will have 35,335,410 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

                                    ARTICLE 5

                             DIRECTORS AND OFFICERS

DIRECTORS  AND  OFFICERS  OF  SURVIVING  CORPORATION

     5.01. The present board of directors of Acquired Corporation will serve as the board of directors of Surviving Corporation until the next annual meeting or until their successors have been elected and qualified.

     5.02. All persons who on the Effective Date are executive or administrative officers of Acquired Corporation will become officers of Surviving Corporation until its board of directors determines otherwise. Surviving Corporation's board of directors may elect or appoint additional officers as it deems necessary.

                                    ARTICLE 6

                      ARTICLES OF INCORPORATION AND BYLAWS

ARTICLES  OF  INCORPORATION  OF  SURVIVING  CORPORATION

     6.01. The Articles of Incorporation of Trans Max Technologies, Inc. shall be the Articles of Incorporation of Surviving Corporation at the Effective Date. Such Articles of Incorporation, as existing on the Effective Date, will continue in full force until altered, amended, or repealed as provided in such Articles of Incorporation, the Bylaws or as provided by law. The Articles of Incorporation of Perma-Tune Electronics, Inc. will cease to exist.

SURVIVING  CORPORATION'S  BYLAWS

     6.02. The Bylaws of Trans Max Technologies, Inc. shall be the Bylaws of Surviving Corporation at the Effective Date. Such Bylaws, as existing on the Effective Date, will continue in full force until altered, amended, or repealed as provided in such Bylaws, the Articles of Incorporation or as provided by law. The Bylaws of Perma-Tune Electronics, Inc. will cease to exist.

                                    ARTICLE 7

                   SURVIVAL OF WARRANTIES AND INDEMNIFICATION

NATURE  AND  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES

     7.01. All statements contained in any memorandum, certificate, letter, document, or other instrument delivered by or on behalf of Acquired Corporation, Surviving Corporation, or the shareholders of any party to the Plan of Merger will be deemed representations and warranties made by such parties, respectively, to each other under this Plan. The representations and warranties of the parties and the shareholders will survive for a period of three (3) years following the Effective Date and will survive despite any inspections, examinations, or audits made on behalf of the parties and the shareholders.

INDEMNIFICATION

     7.02. On or before the Effective Date, Acquired Corporation will obtain from its shareholders an agreement to indemnify and hold harmless Surviving Corporation against all damages, as defined in this paragraph 7.02. The term "Damages," as used in this paragraph, includes any claim, action, demand, loss, cost, expense, liability, penalty, and other damage, including but not limited to, counsel fees and other costs and expenses incurred in attempting to avoid damages or in enforcing this indemnity agreement, resulting to Surviving Corporation from:

(a)  Any  inaccurate  representation  made  by  or  on  behalf  of  the Acquired
Corporation  or  its  shareholders  in  or  under  this  Plan;

(b) Breach of any of the warranties in or under this Plan made by or on behalf of Acquired Corporation or its shareholders;

(c) Breach or default in the performance by Acquired Corporation of any applicable obligations specified in this Plan; or

(d) Breach or default in the performance by Acquired Corporation's shareholders of any of the applicable obligations specified in the agreement delivered by them to Surviving Corporation under this Plan.

The shareholders will reimburse Surviving Corporation on a pro rata basis according to the number of shares owned by each for any payment made or loss suffered by Surviving Corporation at any time after the Effective Date, based on the judgment of any court of competent jurisdiction or under a bona fide compromise or settlement of claims, demands, or actions, regarding any damages described in this paragraph. Shareholders must discharge their obligations to Surviving Corporation by the payment of cash on demand. The shareholders will have the opportunity to defend any claim, action, or demand asserted against Surviving Corporation for which Surviving Corporation claims indemnity against the shareholders, provided that: (i) the defense is conducted by counsel reasonably approved by Surviving Corporation; (ii) the defense is expressly assumed in writing within ten (10) days after written notice of the claim, action, or demand is given to the shareholders; and (iii) Surviving Corporation's counsel may participate at all times and in all proceedings, formal and informal, relating to the defense, compromise, and settlement of the claim, action, or demand, at the expense of Surviving Corporation.

                                    ARTICLE 8

                                   ABANDONMENT

CIRCUMSTANCES  ALLOWING  TERMINATION  AND  ABANDONMENT

     8.01. This Plan may be terminated and the merger may be abandoned at any time before the Effective Date, even after the Articles of Merger have been filed with the Nevada Secretary of State.

(a) The board of directors of any party to the merger may abandon this Plan before the Articles of Merger are filed with the Nevada Secretary of State.

(b) To abandon this Plan after the Articles of Merger have been filed with the Nevada Secretary of State, an officer or authorized representative must file a statement with the Secretary of State executed on behalf of each party to the merger declaring that the Plan has been abandoned in accordance with the terms of this Plan and Section 92A.175 of the Nevada Revised Statutes. The statement must be filed before the Effective Date of the merger.

(c) Regardless of whether the Articles of Merger have been filed with the Nevada Secretary of State, this Plan may be abandoned under the following conditions:

(i) The number of shareholders dissenting from the merger is so large that the merger is deemed inadvisable or undesirable in the opinion of the board of directors of either party to the merger.

(ii) Any material litigation or proceeding has been instituted or threatened against another party to the merger or any of its assets, that renders the merger inadvisable or undesirable in the opinion of the board of directors of either party to the merger.

(iii) Any legislation has been enacted that, in the opinion of the board of directors of either party to the merger, renders the merger inadvisable or undesirable.

(iv) After the date of execution of this Plan there has been, in the opinion of the board of directors of either party to the merger, any materially adverse change in the business or condition, financial or otherwise, of another party to the merger.

(d) At the election of Surviving Corporation's board of directors if, without the prior consent in writing of Surviving Corporation, Acquired Corporation has entered into any transaction other than those involved in the ordinary course of business.

NOTICE  OF  AND  LIABILITY  ON  TERMINATION  OF  PLAN

     8.02.  If  an  election  is made to abandon this Plan under paragraph 8.01:

(a) An officer or authorized representative of the party whose board of directors has made the election must give immediate written notice of the election to the other party to the merger.

(b) When notice has been properly effected as provided in subparagraph (a), and when an appropriate statement has been filed with the Secretary of State pursuant to this section 8.01(b), this Plan will terminate and the proposed merger will be abandoned. Except for payment of its own costs and expenses incident to this Plan, there will be no liability on the part of either party to the merger as a result of the abandonment.

                                    ARTICLE 9

                         ENFORCEMENT AND INTERPRETATION

FURTHER  ASSURANCES  AND  ASSIGNMENTS

     9.01. Acquired Corporation agrees that when requested by Surviving Corporation or by its successors or assigns, Acquired Corporation will execute and deliver or cause to be executed and delivered all deeds and other instruments necessary to consummate the transaction that is the subject of this Plan. Acquired Corporation also agrees to take or cause to be taken any further actions, assignments, or assurances that are necessary to vest, perfect, and conform title of Surviving Corporation to all the property, rights, privileges, powers, and franchises referred to in Article 1 of this Plan, and otherwise necessary to carry out the intent and purposes of this Plan.

NOTICES

     9.02. Any notice or other communication required or permitted by this Plan, with the exception of the filing of a statement of abandonment under paragraph 8.01(b), will be deemed to be given when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, addressed:

(a) In the case of Acquired Corporation, to: 200 Trade Zone Drive, Ronkonkoma, New York 11779, or to any other person or address that Acquired Corporation may designate in writing on proper notice to Surviving Corporation.

(b) In the case of Surviving Corporation, to: 200 Trade Zone Drive, Ronkonkoma, New York 11779, or to any other person or address that Surviving Corporation may designate in writing on proper notice to Acquired Corporation.

ENTIRE  AGREEMENT  AND  COUNTERPARTS

     9.03. This instrument and any exhibits attached to and incorporated into the instrument contain the entire agreement between the parties with respect to the transaction contemplated by this Plan. It may be executed in any number of counterparts; however, all counterparts taken together will constitute one original.

CONTROLLING  LAW

     9.04. The validity, interpretation, and performance of this Plan is controlled by and construed under the laws of Nevada, the state in which this Plan is being executed.

     IN WITNESS WHEREOF, (i) the Surviving Corporation has caused this Plan to be signed by the President of the Surviving Corporation and attested by the Secretary of the Surviving Corporation pursuant to authorization contained in a resolution adopted by the Directors of the Surviving Corporation approving this Plan and (ii) the Acquired Corporation has caused this Plan to be signed by the President of the Acquired Corporation and attested by the Secretary of the Acquired Corporation pursuant to authorization contained in a resolution adopted by the Directors of the Acquired Corporation approving this Plan.

                              PERMA-TUNE  ELECTRONICS,  INC.,
                              a  Texas  corporation
ATTEST:
                              By
                                --------------------------
                                              ,  President
                                -------------

                                --------------------------
                                              ,  Secretary
                                -------------

                              TRANS  MAX  TECHNOLOGIES,  INC.,
                              a  Nevada  corporation
ATTEST:
                              By
                                --------------------------
                                              ,  President
                                -------------

                                --------------------------
                                              ,  Secretary
                                -------------

     The undersigned, ______, as Secretary of Trans Max Technologies, Inc., a Nevada corporation, hereby certifies that the foregoing Merger was duly approved by the affirmative vote of the Directors and Sole Shareholder.

     WITNESS  my  hand  this  the  _______  day  of  November  2003.

                              --------------------------------
                                                  ,  Secretary
                              --------------------





     The undersigned, _________, as Secretary of Perma-Tune Electronics, Inc., a Texas corporation, hereby certifies that the foregoing Merger was duly adopted by the unanimous consent of the directors of Perma-Tune Electronics, Inc.

     WITNESS  my  hand  this  the  _________  day  of  November  2003

                              --------------------------------
                                                  ,  Secretary
                              --------------------